Exhibit 10.1
QUIKSILVER, INC.
RESTRICTED STOCK AGREEMENT
(Special Grant)

Director:	Douglas Ammerman

Grant Date:	June 7, 2007

Number of Shares of Restricted Stock Granted:	5,000
          THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) dated as of June 7, 2007 (the “Grant Date”) is entered into by and between Quiksilver, Inc., a Delaware corporation (the “Corporation”), and the Director specified above, pursuant to the Restricted Stock Program under the Quiksilver, Inc. amended and restated 2000 Stock Incentive Plan (the “Plan”). Capitalized terms used herein and not otherwise defined in the attached Appendix or elsewhere herein shall have the meaning assigned to such terms in the Plan.
          NOW, THEREFORE, in consideration of services rendered and to be rendered by the Director, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:
     1. Grant. Subject to the terms of this Agreement, the Corporation hereby grants to the Director an aggregate of 5,000 restricted shares of Common Stock of the Corporation (the “Restricted Stock”).
     2. Vesting.
          (a) Time Vesting. Subject to Section 7 below, the Restricted Stock shall vest, and restrictions shall lapse, June 6, 2008.
          (b) Acceleration of Vesting Upon Corporate Transaction/Change in Control. All of the Restricted Stock shall accelerate and vest and all restrictions shall lapse, immediately prior to the effective date of a Corporate Transaction or Change in Control.
          (c) Acceleration of Vesting Upon Death or Permanent Disability. In the event of the death or Permanent Disability of Director, all of the Restricted Stock shall accelerate and vest and all restrictions shall lapse immediately prior to such death or Permanent Disability.
     3. Continuance of Service. Vesting of the Restricted Stock requires continued Service of the Director as a member of the Corporation’s Board of Directors and as Chairman of the Audit Committee from the Grant Date through the vesting date as a condition to the vesting of the Restricted Stock and the rights and benefits under this Agreement. Nothing contained in this Agreement or the Plan constitutes a service commitment by the Corporation, confers upon the Director any right to remain in service to the Corporation, interferes in any way with the right of the Corporation at any time to terminate such services, or affects the right of the Corporation to increase or decrease the Director’s other compensation or benefits. Nothing in this section, however, is intended to adversely affect any independent contractual right of the Director without his or her consent thereto.
     4. Dividend and Voting Rights. After the Grant Date, the Director shall be entitled to voting rights and any regular cash dividends with respect to the shares of Restricted Stock even though such shares are not vested, provided that such rights shall terminate immediately as to any shares of Restricted Stock that are forfeited pursuant to Section 7 below.
     5. Restrictions on Transfer. Prior to the time that they have become vested, neither shares of the Restricted Stock, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 8 hereof) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered (collectively, a “Transfer”), either voluntarily or involuntarily. The Transfer restrictions in the preceding sentence shall not apply to (i) transfers to the Corporation, or (ii) transfers by will or the laws of descent and distribution. After any shares of Restricted Stock have vested, the Director shall be permitted to Transfer such shares of Restricted Stock, subject to applicable securities law requirements, the Corporation’s insider trading policies, and other applicable laws and regulations.
     6. Stock Certificates.
          (a) Book Entry Form. The Corporation shall issue the shares of Restricted Stock either: (i) in certificate form as provided in Section 6(b) below; or (ii) in book entry form, registered in the name of the Director with notations regarding the applicable restrictions on transfer imposed under this Agreement.
          (b) Certificates to be Held by Corporation; Legend. Any certificates representing shares of Restricted Stock that may be delivered to the Director by the Corporation prior to vesting shall be redelivered to the Corporation to be held by the Corporation until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder. Such certificates shall bear the following legend:
“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial
restrictions on transfer under an Agreement entered into between the registered owner and Quiksilver, Inc. A copy of such Agreement is on file in the office of the Secretary of Quiksilver, Inc.”
          (c) Delivery of Certificates Upon Vesting. Promptly after shares of Restricted Stock have vested, and all other conditions and restrictions applicable to such Restricted Stock have been satisfied or lapse (including satisfaction of any applicable Withholding Taxes), the

Corporation shall, as applicable, either remove the notations on any shares of Restricted Stock issued in book entry form which have vested or deliver to the Director a certificate or certificates evidencing the number of shares of Restricted Stock which have vested (or, in either case, such lesser number of shares as may be permitted pursuant to Section 9). The Director (or the beneficiary or personal representative of the Director in the event of the Director’s death or Permanent Disability, as the case may be) shall deliver to the Corporation any representations or other documents or assurances as the Corporation may deem desirable to assure compliance with all applicable legal and accounting requirements. The shares so delivered shall no longer be Restricted Stock hereunder.
          (d) Stock Power; Power of Attorney. Concurrently with the execution and delivery of this Agreement, the Director shall deliver to the Corporation an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to such shares. The Director, by acceptance of the Restricted Stock, shall be deemed to appoint, and does so appoint by execution of this Agreement, the Corporation and each of its authorized representatives as the Director’s attorney(s)-in-fact to effect any transfer of unvested forfeited shares of Restricted Stock (or shares otherwise reacquired by the Corporation hereunder) to the Corporation as may be required pursuant to the Plan or this Agreement and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with any such transfer.
     7. Effect of Termination of Service. Subject to earlier vesting as provided in Section 2 hereof, if the Director ceases to provide Service to the Corporation as a member of the Corporation’s Board of Directors, the Director’s shares of Restricted Stock (and related Restricted Property as defined in Section 8 hereof) shall be forfeited to the Corporation to the extent such shares have not become vested pursuant to Section 2 upon the date the Director’s Service as a member of the Board of Directors terminates (the “Severance Date”), regardless of the reason for such termination (whether with or without cause, voluntarily or involuntarily). Upon the occurrence of any forfeiture of shares of Restricted Stock hereunder, such unvested, forfeited shares and related Restricted Property shall be automatically transferred to the Corporation, without any other action by the Director. No additional consideration shall be paid by the Corporation with respect to such transfer. The Corporation may exercise its powers under Section 6(d) hereof and take any other action necessary or advisable to evidence such transfer. The Director shall deliver any additional documents of transfer that the Corporation may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Corporation.
     8. Adjustments Upon Specified Events. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class, appropriate adjustment shall be made to the number and/or class of securities in effect under this Agreement. Such adjustments to the outstanding Restricted Stock are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under this Agreement. The adjustments determined by the Corporation shall be final, binding and conclusive. If any adjustment shall be made pursuant to the foregoing or any dividend other than a regular cash dividend is declared and the shares of Restricted Stock are not fully vested upon such event or prior thereto, the restrictions applicable to such shares of Restricted Stock shall continue in effect with respect to any consideration or other securities (the “Restricted Property” and, for the purposes of this Agreement, “Restricted Stock” shall include “Restricted Property,” unless the context otherwise requires) received in respect of such Restricted Stock. Such Restricted Property shall vest at such times and in such proportion as the shares of Restricted Stock to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such shares of Restricted Stock had remained outstanding.
     9. Taxes.
          (a) Tax Withholding. The Corporation shall be entitled to require a cash payment by or on behalf of the Director and/or to deduct from other compensation payable to the Director any sums required with respect to Withholding Taxes. Alternatively, the Director or other person in whom the Restricted Stock vests may irrevocably elect, in such manner and at such time or times prior to any applicable tax date as may be permitted or required under rules established by the Corporation, to have the Corporation withhold and reacquire shares of Restricted Stock at their Fair Market Value at the time of vesting to satisfy all or part of the minimum Withholding Taxes of the Corporation with respect to such vesting. Any election to have shares so held back and reacquired shall be subject to such rules and procedures, which may include prior approval of the Corporation, as the Corporation may impose, and shall not be available if the Director makes or has made an election pursuant to Section 83(b) of the Code with respect to such Restricted Stock.
          (b) Tax Consequences to Director. Director acknowledges that the issuance and the vesting of the Restricted Stock may have significant and adverse tax consequences for Director and that Director has been advised by the Corporation to review the Questions and Answers on Federal Income Tax Consequences portion of the Corporation’s Stock Plan Summary and Prospectus and to consult Director’s personal tax advisor regarding the consequences of the issuance and vesting of the Restricted Stock to Director.
     10. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Director at the Director’s last address reflected on the Corporation’s records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch office regularly maintained by the United States Government. Any such notice shall be given only when received, but shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 10.
     11. Plan. The Restricted Stock and all rights of the Director under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Director agrees to be bound by the terms of the Plan and this Agreement. The Director acknowledges having read and understanding the Plan, the Plan Summary and Prospectus for the Plan, and this Agreement.
     12. Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 6.3 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Director hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
     13. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
     14. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
     15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.
[Signature page follows]

          IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Director has hereunto set his or her hand as of the date and year first above written.

QUIKSILVER, INC., a Delaware corporation
By:
Print Name:
Its:

DIRECTOR

Signature

Douglas Ammerman
Print Name

APPENDIX
          The following definitions shall be in effect under the Agreement:
          A. “Board” shall mean the Corporation’s Board of Directors.
          B. “Change in Control” shall mean a change in ownership or control of the Corporation effected through either of the following transactions.
               (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or
               (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.
          C. “Common Stock” shall mean the Corporation’s common stock.
          D. “Corporate Transaction” shall mean either of the following stockholder-approved transactions to which the Corporation is a party:
               (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or
               (ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.
          E. “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
               (i) If the Common Stock is at the time listed on any established stock exchange or over-the-counter market, then the Fair Market Value shall be the closing selling price per share of Common Stock (or closing bid, if no sales were reported) as quoted on such exchange or market, determined by the Plan Administrator to be the primary market for the Common Stock, at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question as reported in the Wall Street Journal or such other source as the Plan Administrator deems reliable. If there is no closing selling price (or closing bid, if no sales were reported) for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.
               (ii) If the Common Stock is at the time not listed on any established stock exchange or over-the-counter market, the Fair Market Value shall be determined by the Board in good faith.
          F. “Permanent Disability” or “Permanently Disabled” shall mean the inability of the Director to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.
          G. “Service” shall mean the performance of services for the Corporation by a person in the capacity of a member of the Corporation’s Board of Directors.
          H. “Withholding Taxes” shall mean the federal, state and local income and employment withholding taxes to which the Director may become subject in connection with the issuance or vesting of shares of Restricted Stock or upon the disposition of shares acquired pursuant to this Agreement.

CONSENT OF SPOUSE
          In consideration of the execution of the foregoing Restricted Stock Agreement by Quiksilver, Inc., I, _______________________________, the spouse of the Director therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.
Dated: ________________, 2007

Signature of Spouse

Print Name

EXHIBIT A
STOCK POWER
          FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Agreement between Quiksilver, Inc., a Delaware corporation (the “Corporation”), and the individual named below (the “Individual”) dated as of June 7, 2007, the Individual, hereby sells, assigns and transfers to the Corporation, an aggregate 5,000 shares of Common Stock of the Corporation, standing in the Individual’s name on the books of the Corporation and represented by stock certificate number(s) [_____________] to which this instrument is attached, and hereby irrevocably constitutes and appoints [_________________] as his or her attorney in fact and agent to transfer such shares on the books of the Corporation, with full power of substitution in the premises.
Dated June ___, 2007

Signature

Douglas Ammerman
Print Name

(Instruction: Please do not fill in any blanks other than the signature line. The purpose of the assignment is to enable the Corporation to exercise its sale/purchase option set forth in the Restricted Stock Agreement without requiring additional signatures on the part of the Individual.)